Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

THIS TENDER AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of August 24, 2025, by and among MannKind Corporation, a Delaware corporation (“Parent”), Seacoast Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Purchaser”), and [_________] (“Stockholder”).

RECITALS

A. Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock of scPharmaceuticals Inc., a Delaware corporation (the “Company”).

B. Concurrently with the execution of this Agreement, Parent, Purchaser and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for Purchaser to commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Company Shares”) and following the consummation of the Offer, the merger of Purchaser with and into the Company, with the Company continuing as the surviving corporation and as a direct wholly owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement.

C. As a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement and as an inducement in consideration therefor, Stockholder has agreed to enter into this Agreement and tender and vote Stockholder’s Subject Securities (as defined below) as described herein.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) Capitalized terms used herein that are not defined shall have the respective meanings assigned to those terms in the Merger Agreement.

(b) “Contract” means any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligations of any kind, including, any voting agreement, proxy arrangement, pledge agreement, stockholder agreement or voting trust, to which Stockholder is a party or by which the Subject Securities are bound.

(c) “Expiration Date” means the earliest of (i) the date and time upon which the Merger Agreement is validly terminated in accordance with Article IX of the Merger Agreement, (ii) the date and time upon which the Merger becomes effective, (iii) the date and time the Merger Agreement is amended or modified, in each case in any manner adverse in any material respect to Stockholder (including any reduction in, or change to the form of, the consideration payable for the Company Shares (other than the substitution of upfront cash paid at the Closing for one or both milestone payments in the CVR Agreement in an amount equal to the aggregate maximum milestone payment payable to all Holders (as defined in the CVR Agreement) for such milestone(s) under the CVR Agreement as if such milestone(s) had been attained to the maximum extent)) without the prior written consent of Stockholder, (iv) the termination or withdrawal of the Offer by Parent or Purchaser, and (v) the expiration of the Offer without Purchaser having accepted for payment the Company Shares tendered in the Offer.

(d) “Lien” means any lien, pledge, hypothecation, security interest, option, right of first refusal, proxy, voting trust or agreement, or other similar encumbrance on the Subject Securities (other than as created by this Agreement or restrictions on transfer under the Securities Act of 1933, as amended).

(e) Stockholder is deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(f) “Subject Securities” mean: (i) all Company Shares Owned by Stockholder as of the date of this Agreement and (ii) all additional Company Shares of which Stockholder acquires Ownership during the Support Period.

(g) “Support Period” means the period commencing on (and including) the date of this Agreement and ending on (and including) the Expiration Date.

(h) A Person is deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) lends, sells, pledges, gifts, hedges, encumbers, grants a Lien on or an option with respect to, enters into any derivative arrangement with respect thereto, transfers or disposes of such security or any interest in such security or right therein to any Person other than Parent or Purchaser; (ii) enters into an agreement or commitment contemplating the possible lending of, sale of, pledge of, gift, hedge, encumbrance or Lien of, grant of an option with respect to, a derivative arrangement, transfer of or disposition of such security or any interest or right therein to any Person other than Parent or Purchaser; or (iii) reduces such Person’s beneficial ownership of or interest in or risk relating to such security or enters into a derivative arrangement with respect to such security.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3 below, during the Support Period, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected, and any such Transfer during the Support Period made not in accordance with Section 2.3 shall be null and void ab initio. Without limiting the generality of the foregoing, during the Support Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer other than the Offer.

2.2 Restriction on Transfer of Voting Rights. During the Support Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited or otherwise transferred into a voting trust or any voting agreement or arrangement is entered into with respect to the Subject Securities other than as set forth in this Agreement; (b) no proxy, power-of-attorney, consent right or other authorization is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities other than as set forth in this Agreement; and (c) no action is taken or permitted that would in any material way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or otherwise make any representation or warranty of Stockholder herein untrue or incorrect in any material respect. Any action taken in violation of the foregoing sentence shall be null and void ab initio.

2.3 Permitted Transfers. Section 2.1 above shall not prohibit a Transfer of Subject Securities by Stockholder: (a) if Stockholder is an individual (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, or (ii) by will or under the laws of intestacy upon the death of Stockholder; (b) if Stockholder is a limited partnership or limited liability company, to a partner or member of Stockholder; (c) if Stockholder is a corporation, to an affiliate under common control with Stockholder; or (d) to a charitable organization qualified under Section 501(c)(3) of the Code; provided, however, that a Transfer referred to in clauses “(a)” through “(d)” of this sentence shall be permitted only if (A) all of the representations and warranties in this Agreement with respect to Stockholder would be true and correct upon such Transfer in all material respects, subject to necessary adjustment arising solely as a result of such Transfer, (B) as a precondition to such Transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement, and (C) such transfer occurs no later than three (3) Business Days prior to the Expiration Date.

SECTION 3. TENDER OF SUBJECT SECURITIES

3.1 Tender of Subject Securities. Unless this Agreement shall have been terminated in accordance with its terms, Stockholder hereby agrees, subject to Section 3.3, to tender the Subject Securities (collectively, the “Tender Shares”) free and clear of all Liens, or cause such Stockholder’s Tender Shares to be tendered, into the Offer no later than the tenth (10th) Business Day following the commencement of the Offer. If Stockholder acquires Tender Shares after the date hereof, unless this Agreement shall have been terminated in accordance with its terms, Stockholder shall tender or cause to be tendered such Tender Shares on or before the earlier of (a) five (5) Business Days after such acquisition, and (b) one (1) Business Day prior to the Expiration Date. Unless this Agreement shall have been terminated in accordance with its terms, Stockholder will not withdraw the Tender Shares, or cause the Tender Shares to be withdrawn, from the Offer at any time. Stockholder shall notify Parent as promptly as practicable (and in any event within forty-eight (48) hours after receipt) in writing of the number of any additional shares of Company Shares of which such Stockholder acquires beneficial or record ownership on or after the date hereof.

3.2 Return of Subject Securities. If (a) the Offer is terminated or withdrawn by Parent or Purchaser, or (b) this Agreement is terminated prior to the purchase of the Subject Securities in the Offer, Parent and Purchaser shall promptly return, or cause any depository acting on behalf of Parent and Purchaser to return all Subject Securities tendered by Stockholder in the Offer to Stockholder.

3.3 No Requirement to Exercise. Notwithstanding anything in this Agreement to the contrary, nothing herein shall require Stockholder to exercise any equity award or warrant or require any Stockholder to purchase any Company Shares, and nothing herein shall prohibit any Stockholder from exercising any equity award or warrant held by such Stockholder.

SECTION 4. VOTING OF COMPANY SHARES

4.1 Voting Covenant. Stockholder hereby irrevocably and unconditionally agrees that, during the Support Period, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that Stockholder’s Subject Securities are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Securities to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Securities, and unless otherwise directed in writing by Parent:

(a) in favor of (i) the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, and (ii) each of the other Transactions;

(b) against any action or agreement that would (i) to the knowledge of such Stockholder, result in a material breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement or of Stockholder in this Agreement or (ii) would reasonably be expected to result in any of the conditions set forth in Article VIII or Annex I of the Merger Agreement not being satisfied on or before the Outside Date; and

(c) against the following actions (other than the Merger and the other Transactions): (i) any Alternative Proposal; (ii) any amendment to the Company’s certificate of incorporation or bylaws; (iii) any change in the capitalization of the Company or the Company’s corporate structure; (iv) any sale, lease, exclusive license or transfer of a material amount of assets (including, for the avoidance of doubt, intellectual property rights) of the Company or any reorganization, recapitalization or liquidation of the Company, (v) any change in a majority of the board of directors of the Company; and (vi) any other action which is, to the knowledge of Stockholder, intended or would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other Transactions or this Agreement.

During the Support Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in a manner inconsistent with clauses “(a)”, “(b)” or “(c)” of this Section 4.1.

4.2 No Other Agreement.

During the Support Period, Stockholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to any of the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would reasonably be expected to restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder.

SECTION 5. WAIVER OF APPRAISAL RIGHTS

5.1 During the term of this Agreement, Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise or assert, on its own behalf or on behalf of any other holder of Company Shares, any rights of appraisal, any dissenters’ rights or any similar rights relating to the Merger that Stockholder may have by virtue of, or with respect to, any Subject Securities Owned by Stockholder.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to each of Parent and Purchaser as follows:

6.1 Authorization, etc. Stockholder has the authority and legal capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder. This Agreement has been duly authorized, executed and delivered by Stockholder and, assuming due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is married, and any of the Subject Securities of Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by Stockholder’s spouse and, assuming due authorization, execution and delivery by Parent and Purchaser, is enforceable against Stockholder’s spouse in accordance with its terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors’ rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers.

6.2 No Conflicts or Consents.

(a) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not: (a) assuming the Company’s, Parent’s and Purchaser’s compliance with all applicable antitrust and competition laws, conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder’s Subject Securities is or may be bound; (b) if Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of Stockholder;

or (c) result in or constitute (with or without notice or lapse of time) any material breach of or material default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s Affiliates or Subject Securities is or may be bound or affected; except, in each case, for any conflict, violation, breach, default or right which would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder.

(b) The execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any filing with or notification of, nor any permit, authorization, consent or approval of, any Person, other than as required by the Securities Act, the Exchange Act, other similar securities laws and the rules and regulations promulgated thereunder or where the failure to make such filings or obtain such permits, authorizations, consents or approvals would not, individually or in the aggregate, prevent or materially delay the performance by Stockholder of any of its obligations under this Agreement. Assuming the Company’s, Parent’s and Purchaser’s compliance with all applicable antitrust and competition laws, no consent or notification of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Stockholder in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement, as otherwise may be required by the Securities Act, the Exchange Act, other similar securities laws and the rules and regulations promulgated thereunder, or where the failure to obtain such consents or make such registrations, declarations or filings would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder.

6.3 Title to Company Shares. Stockholder (a) owns, free and clear of any Lien (other than (i) applicable restrictions on Transfer under securities Laws and Liens that would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder), the Subject Securities set forth opposite such Stockholder’s name on Exhibit A to this Agreement, and (b) except as set forth in Exhibit A hereto, does not hold or have any ownership interest in any other Company Shares or any performance based stock awards, restricted stock, options (including any granted pursuant to any Company Stock Plan) or warrants to acquire Company Shares, or other rights or securities convertible into or exercisable or exchangeable for Company Shares.

6.4 Legal Proceedings. As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder or any of such Stockholder’s properties or assets that would reasonably be expected to impair in any material respect the ability of Stockholder to perform Stockholder’s obligations hereunder.

6.5 Merger Agreement. Stockholder has reviewed and understands the terms of this Agreement and the Merger Agreement, and Stockholder has had the opportunity to consult with such Stockholder’s counsel in connection with this Agreement.

6.6 Voting Power. Stockholder has full voting power with respect to all such Stockholder’s Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Securities. None of such Stockholder’s Subject Securities are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder.

6.7 Reliance. Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

SECTION 7. REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Each of Parent and Purchaser hereby, jointly and severally, represents and warrants to Stockholder as follows:

7.1 Authorization, etc. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser and, assuming due authorization, execution and delivery by Stockholder, constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with their terms, subject to (a) laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting enforcement of creditors’ rights generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

7.2 No Conflicts or Consents. The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance of this Agreement by Parent and Purchaser and their respective Representatives will not: (a) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Parent and Purchaser (or any of such Representatives) or by which Parent or Purchaser (or any of such Representatives) or any of their respective properties is or may be bound; or (b) require any filing with, nor any permit, authorization, consent or approval of, any Person or require any consent of, or registration, declaration or filing with, any Governmental Authority, other than (i) any applicable requirements of the Exchange Act, NASDAQ, and the DGCL, (ii) as required by Antitrust Laws, (iii) as contemplated by the Merger Agreement (including schedules thereto), and (iv) where the failure to obtain such consents or approvals or to make such filings, would not, individually or in the aggregate, prevent or materially delay the performance by Parent or Purchaser of their obligations under this Agreement.

SECTION 8. COVENANTS OF STOCKHOLDER

8.1 Stockholder Information. Stockholder hereby agrees to permit Parent and Purchaser to publish and disclose in the Offer Documents Stockholder’s identity and ownership of the Subject Securities and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement.

8.2 Further Assurances. From time to time and without additional consideration, Stockholder shall (at Parent’s sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, consents and other instruments for the purpose of carrying out and furthering the intent of this Agreement, and shall (at Parent’s sole expense) use commercially reasonable efforts to take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

8.3 Stop Transfer Order; Legends. Stockholder hereby agrees that it will not request that the Company register the Transfer of any certificate or uncertificated interest representing any of the Subject Securities, unless such Transfer is made in compliance with this Agreement. In furtherance of this Agreement, concurrently herewith, Stockholder shall, and hereby does authorize the Company or its counsel to, notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities (and that this Agreement places limits on the voting and transfer of such shares). The parties hereto agree that such stop transfer order shall be removed and shall be of no further force and effect upon the Expiration Date.

8.4 Alternative Proposals; No Solicitation.

(a) During the Support Period, Stockholder shall (i) promptly (and in any event within the shorter of one Business Day and thirty-six (36) hours after receipt) notify Parent in writing of any Alternative Proposal (excluding any Alternative Proposal received prior to the date of this Agreement, but including any such Alternative Proposal that is renewed on or following the date of this Agreement), any inquiries, proposals, offers or requests with respect to or that could reasonably be expected to lead to an Alternative Proposal (including any request for non-public information related to the Company) that are received by Stockholder or its Affiliates, (ii) provide to Parent the identity of the Person making or submitting such Alternative Proposal, inquiry, proposal, offer or request, and a copy of any written materials received from such Person or such Person’s Representatives or provided by Stockholder or its Affiliates to such Person or such Person’s Representatives related thereto (or, if oral, a summary of the material terms and conditions of any such Alternative Proposal, inquiry, proposal, offer or request), (iii) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any such inquiry, proposal, offer, request or Alternative Proposal on a prompt basis, including by providing prompt notice of all material amendments or modifications thereto and all written materials subsequently provided in connection therewith, and (iv) upon the request of Parent, promptly inform Parent of the status of such Alternative Proposal.

(b) During the Support Period, Stockholder hereby agrees that it shall not, and shall use reasonable best efforts to cause its Representatives not to (and to not resolve or publicly propose to), directly or indirectly: (i) continue any solicitation, knowing encouragement, discussions or negotiations with any Persons that may be ongoing with respect to an Alternative Proposal or any inquiries, proposals, offers or requests with respect to or that could reasonably be expected to lead to an Alternative Proposal; or (ii) (A) solicit, initiate, knowingly induce or knowingly facilitate or encourage (including by way of furnishing information or voting in favor of a waiver under Section 203 of the DGCL) any inquiries or indications of interest regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Alternative Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with, in response to, or for the purpose of soliciting, knowingly encouraging or knowingly facilitating an Alternative Proposal or any inquiries, proposals, offers or requests that could reasonably be expected to lead to an Alternative Proposal, (C) adopt, approve, recommend, submit to stockholders or declare advisable any Alternative Proposal, (D) enter into any letter of intent, term sheet, acquisition agreement, agreement in principle or similar agreement with respect to or that could reasonably be expected to lead to an Alternative Proposal or any proposal or offer that could reasonably be expected to lead to an Alternative Proposal, (E) release or permit the release of any Person from, or waive or permit the waiver of any provision of, or fail to use reasonable best efforts to enforce or cause to be enforced, any standstill or similar agreement to which the Company is a party, (F) take any action or exempt any Person (other than Parent and its Subsidiaries) from the restriction on “business combinations” or any similar provision contained in applicable takeover Laws or the Company’s organizational or other governing documents, or (G) resolve, publicly propose or agree to do any of the foregoing; provided, in connection with the termination by the Company of the Merger Agreement in accordance with its terms in order to enter into an Alternative Acquisition Agreement, Stockholder shall be entitled to enter into a tender and voting or other support agreement with the Person making the Superior Proposal.

8.5 Public Announcement. Stockholder shall not, and shall use reasonable best efforts to cause its Representatives not to, directly or indirectly, issue any press release or make any public statement with respect to the transactions contemplated by this Agreement or the Merger Agreement without the approval of Parent, except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which Stockholder is subject, in which case, to the extent permitted by applicable Law and practicable under the circumstances, Stockholder shall consult in good faith with Parent before making any such public announcement. Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent, Purchaser and the Company (including in the Schedule TO, the Schedule 14D-9 or any other publicly filed documents relating to the Merger, the Offer or the Transactions) of: (a) Stockholder’s identity; (b) Stockholder’s ownership of the Subject Securities; and (c) the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Parent, Purchaser or the Company reasonably determines to be necessary in any SEC disclosure document in connection with the Offer, the Merger or the Transactions and (ii) agrees as promptly as reasonably practicable to give Parent any information it may reasonably require for the preparation of any such disclosure documents and notify Parent, Purchaser and the Company of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document, if and to the extent Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

8.6 Waiver of Certain Actions. Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Expiration Date or the Closing) or (b) alleging a breach of any duty of the board of directors of the Company in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

SECTION 9. MISCELLANEOUS

9.1 Adjustments. In the event that, between the date of this Agreement and the Effective Time, (a) the number of issued and outstanding Subject Securities or securities convertible or exchangeable into or exercisable for Subject Securities changes as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or (b) Stockholder shall become the beneficial owner of any additional Company Shares, then the terms of this Agreement shall apply to the Company Shares held by Stockholder immediately following the effectiveness of the events described in clause (a) or Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Subject Securities hereunder. In the event that Stockholder shall become the beneficial owner of any other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 4 hereof, then the terms of Section 4 hereof shall apply to such other securities as though they were Subject Securities hereunder.

9.2 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements in this Agreement, and all rights and remedies with respect thereto, shall not survive the Expiration Date.

9.3 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two (2) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (c) immediately upon delivery by hand, or (d) on the date of receipt, if delivered by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto), in each case, to the intended recipient as set forth below (or to such other recipient or address as designated in a written notice to the other parties hereto in accordance with this Section 9.4):

if to Stockholder:

at the address set forth on the signature page hereof;

and if to Parent or Purchaser (or following the Effective Time, the Company):

MannKind Corporation

30930 Russell Ranch Road

Suite 300

Westlake Village, CA 91362

Attention: General Counsel

Email: legal@mannkindcorp.com

with a copy to (which copy shall not constitute notice):

Cooley LLP

10265 Science Center Dr

San Diego, CA 92121

Attn: Barbara L. Borden & Rowook Park

Email: bborden@cooley.com & rpark@cooley.com

9.5 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

9.6 Entire Agreement; Counterparts. This Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties, with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties to the terms and conditions of this Agreement.

9.7 Assignment; Binding Effect. No party may assign (by merger, operation of Law or otherwise) either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, that (a) each of Parent or Purchaser may assign its rights and obligations under this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent or Purchaser, as applicable; provided, further, that no such assignment shall relieve Parent or Purchaser, as applicable, of any of its obligations under this Agreement or enlarge any obligation of Stockholder hereunder and (b) Stockholder may assign any or all of its rights, interests and obligations under this Agreement in connection with a transfer made pursuant to Section 2.3 without the consent of Parent or Purchaser. Any purported assignment in violation of this Agreement will be void ab initio.

9.8 Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

9.9 Governing Law.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 9.9(c), in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby: (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, (it being agreed that the consents to jurisdiction and venue set forth in this Section 9.9(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties); and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 9.4. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy will occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties acknowledge and agree that (i) the parties shall be entitled to seek an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.9(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.9(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMISSIBLE UNDER THE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.10 Waiver. No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of such party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.11 Termination. This Agreement and all rights and obligations of the parties hereunder shall automatically terminate, and no party shall have any rights or obligations hereunder, and this Agreement shall be revoked and become null and void on, and have no further effect as of the Expiration Date. Nothing in this Section 9.11 shall relieve any party from any liability for any willful or knowing breach of this Agreement occurring prior to the termination of this Agreement and the provisions of this Section 9 shall survive any termination of this Agreement.

9.12 Directors and Officers. This Agreement applies to Stockholder solely in such Stockholder’s capacity as a holder of Subject Securities, and not to Stockholder or any Representative of Stockholder in any other capacity (including serving as a director or officer of the Company). Nothing in this Agreement shall be construed to prohibit Stockholder or any of Stockholder’s Representatives who is an officer or member of the board of directors of the Company from taking any action (or failure to act) solely in his or her capacity as an officer or member of the board of directors of the Company or from taking any action with respect to any Alternative Proposal solely in their capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

9.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) Unless otherwise indicated all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement, as applicable.

(e) The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to effect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(f) References to “$” refer to United States dollars unless otherwise noted.

9.14 No Ownership Interest. All rights, ownership and economic benefits of and relating to the Subject Securities Owned by Stockholder at a given time shall remain vested in and belong to Stockholder as of such time, and neither Parent nor Purchaser shall have any authority to exercise any power or authority to direct Stockholder in the voting of any of the Subject Securities, except as otherwise specifically provided herein.

9.15 No Agreement Until Executed. Irrespective of negotiations among the parties hereto or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a Contract between the parties hereto unless and until (a) the board of directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company Charter or the Company’s bylaws, the Transactions, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

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Each of Parent, Purchaser and Stockholder has caused this Agreement to be executed as of the date first written above.

MANNKIND CORPORATION

By

Title

SEACOAST MERGER SUB, INC.

By

Title

STOCKHOLDER

Signature

Printed Name

Address:

Email:

Signature Page to Tender and Support Agreement

EXHIBIT A

SUBJECT SECURITIES